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                     [WORKMAN NYDEGGER & SEELEY LETTERHEAD]

                                                                    EXHIBIT 23.3

                     CONSENT OF WORKMAN, NYDEGGER & SEELEY
                     -------------------------------------

     We hereby consent to the following language in reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of Anesta Corporation and related prospectus in connection with statements under the captions "Our Success Depends on Protecting Our Intellectual Property," and "Patents, Proprietary Rights and Licenses."

     The aforementioned portions of this Prospectus have been reviewed by Workman, Nydegger & Seeley and are subject to an opinion to be rendered to the Underwriters.

     DATED this 19th day of November, 1998.


                                       WORKMAN, NYDEGGER & SEELEY



                                       By: /s/ MICHAEL F. KRIEGER
                                          -------------------------------------
                                          Michael F. Krieger